Exhibit 23.3






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Access Integrated Technologies, Inc.
Morristown, New Jersey



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 3, 2003, relating to the financial statements of Hollywood Software, Inc., which appears in the Access Integrated Technologies, Inc. Current Report filed on Form 8-K dated March 8, 2005.



/s/ BDO Seidman, LLP
Los Angeles, California
April 21, 2005